SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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AMCAP Fund, Inc.
American Balanced Fund, Inc.
The American Funds Income Series
American Funds Money Market Fund
American Funds Short-Term Tax-Exempt Bond Fund
American Funds Target Date Retirement Series, Inc.
The American Funds Tax-Exempt Series I
The American Funds Tax-Exempt Series II
American High-Income Municipal Bond Fund, Inc.
American High-Income Trust
American Mutual Fund, Inc.
The Bond Fund of America, Inc.
Capital Income Builder, Inc.
Capital World Bond Fund, Inc.
Capital World Growth and Income Fund, Inc.
EuroPacific Growth Fund
Fundamental Investors, Inc.
The Growth Fund of America, Inc.
The Income Fund of America, Inc.
Intermediate Bond Fund of America
International Growth and Income Fund, Inc.
The Investment Company of America
Limited Term Tax-Exempt Bond Fund of America
The New Economy Fund
New Perspective Fund, Inc.
New World Fund, Inc.
Short-Term Bond Fund of America, Inc.
SMALLCAP World Fund, Inc.
The Tax-Exempt Bond Fund of America, Inc.
Washington Mutual Investors Fund, Inc.
______________________________________________
(Name of Registrant as Specified In Its Charter)

__________________________________________________________
(Name of Person(s) Filing Proxy Statement, other than the Registrant)

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[logo - American Funds®]	Adviser Bulletin American Funds Distributors, Inc. 333 South Hope Street Los Angeles, California 90071-1406

October 2009

Important proxy vote for all American Funds shareholders — please encourage your clients to participate

Dear Financial Adviser:

As you know, American Funds is asking all shareholders to vote on important proxy measures. This is a major initiative that affects all funds, and we’d like you to help us inform your clients about the process.

Please encourage your clients to vote promptly in order to avoid receiving follow-up phone calls and mailings. To ensure we reach the number of required votes, shareholders who have not voted are being contacted again. Also, shareholders may have received more than one set of proxy materials in the mail — one for each separate account. To vote all shares, they must vote all ballots. You can direct them to americanfunds.com/vote for more information and access to electronic voting, which is a quick and simple process. You may also suggest that those shareholders who received ballots in the mail sign and return them.

These proxy measures are designed to increase investment flexibility and streamline fund administration, which may reduce fund expenses. If  approved, the proposals will give fund managers the tools necessary to make the funds more efficient and better able to meet the challenges of a rapidly changing investment environment. Detailed information about the individual proposals is available at americanfunds.com/vote. A similar proxy vote is in progress for American Funds Insurance Series.®

If you have questions, please call us at 800/421-9900, ext. 4.

Thank you for your continued support of American Funds.

Cordially,

/s/ Kevin G. Clifford

Kevin G. Clifford
President

Shareholders of each fund are encouraged to read the joint proxy statement, as it contains important information regarding the proposed transactions. Shareholders may obtain the joint proxy statement, and other relevant documents, for free on the SEC’s website at sec.gov. You may also request a complimentary copy of the joint proxy statement by visiting proxy-direct.com/afs, calling 877/816-5331 or writing to the secretary of the applicable fund at 333 South Hope Street, Los Angeles, California 90071.

For financial professionals only. Not for use with the public.

The Capital Group Companies

American Funds    Capital Research and Management    Capital International    Capital Guardian    Capital Bank and Trust

[logo - American Funds®]	American Funds Distributors, Inc. 333 South Hope Street Los Angeles, California 90071-1406

October 2009

Important proxy vote for all American Funds shareholders — please encourage your clients to participate

Dear Investment Adviser:

As you know, American Funds is asking all shareholders to vote on important proxy measures. This is a major initiative that affects all funds, and we’d like you to help us inform your clients about the process.

Please encourage your clients to vote promptly in order to avoid receiving follow-up phone calls and mailings. To ensure we reach the number of required votes, shareholders who have not voted are being contacted again. Also, shareholders may have received more than one set of proxy materials in the mail — one for each separate account. To vote all shares, they must vote all ballots. You can direct them to americanfunds.com/vote for more information and access to electronic voting, which is a quick and simple process. You may also suggest that those shareholders who received ballots in the mail sign and return them.

These proxy measures are designed to increase investment flexibility and streamline fund administration, which may reduce fund expenses. If  approved, the proposals will give fund managers the tools necessary to make the funds more efficient and better able to meet the challenges of a rapidly changing investment environment. Detailed information about the individual proposals is available at americanfunds.com/vote. A similar proxy vote is in progress for American Funds Insurance Series.®

If you have questions, please call us at 800/421-5450.

Thank you for your continued support of American Funds.

Cordially,

/s/ Kevin G. Clifford

Kevin G. Clifford
President

Shareholders of each fund are encouraged to read the joint proxy statement, as it contains important information regarding the proposed transactions. Shareholders may obtain the joint proxy statement, and other relevant documents, for free on the SEC’s website at sec.gov. You may also request a complimentary copy of the joint proxy statement by visiting proxy-direct.com/afs, calling 877/816-5331 or writing to the secretary of the applicable fund at 333 South Hope Street, Los Angeles, California 90071.

For financial professionals only. Not for use with the public.

The Capital Group Companies

American Funds    Capital Research and Management    Capital International    Capital Guardian    Capital Bank and Trust